Exhibit 10.52

RESPIRONICS, INC.

2006 STOCK INCENTIVE PLAN

The purposes of the 2006 Stock Incentive Plan (the “Plan”) are to encourage eligible individuals to increase their efforts to make Respironics, Inc. (the “Corporation”) and its Subsidiaries more successful, to provide an additional inducement for such individuals to remain with the Corporation or a Subsidiary, to reward such individuals by providing an opportunity to acquire shares of the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) on favorable terms and to provide a means through which the Corporation may attract able persons to enter the service of the Corporation or one of its Subsidiaries as employees, consultants or directors. For the purposes of the Plan, the term “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 1

Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule, (2) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision and (3) an “independent” director under the rules of the NASDAQ National Market System. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants to members of the Board who are not employees of the Corporation or any Subsidiary (“Non-Employee Directors”).

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participants. The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan.

SECTION 2

Eligibility

Those employees of the Corporation or any Subsidiary who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options and stock appreciation rights and to receive restricted shares, restricted share units, performance awards and other stock-based awards as described herein. Non-Employee Directors shall be eligible to be granted nonstatutory stock options, as described herein. Consultants of the Corporation or any Subsidiary shall be eligible to be granted nonstatutory stock options and stock appreciation rights, and to receive restricted shares, restricted share units, performance awards and other stock-based awards as described herein. Eligible employees, Non-Employee Directors and consultants are collectively referred to herein as “Participants”.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options and stock appreciation rights and to award restricted shares, restricted share units, performance awards, and other stock-based awards as described herein and to determine the Participants to whom any such grant shall be made and the number of shares to be covered thereby. In determining the eligibility of any Participant, as well as in determining the number of shares or value covered by each grant of a stock option, stock appreciation right, restricted share award, restricted share unit, performance award, or other stock-based award and whether stock appreciation rights shall be granted in conjunction with a stock option or on a stand-alone basis, the Committee shall consider the position and the responsibilities of the Participant being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. Notwithstanding any other provision contained in the Plan except for Section 5(H)(ix) and Sections 11(A)(5)(b) and (c) or as otherwise provided herein, with regard to Non-Employee Directors, the selection of those Non-Employee Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee and the Board shall have no discretion as to such matters.

SECTION 3

Shares Available under the Plan

The aggregate net number of shares of Common Stock which may be issued and as to which grants of stock options, stock appreciation rights, restricted shares, restricted share units, performance awards and other stock-based awards may be made under the Plan is 5,019,000 shares, subject to adjustment and substitution as set forth in Section 10, all of which may be granted as incentive stock options. Notwithstanding the foregoing sentence, the maximum aggregate number of shares of the Common Stock which may be issued in connection with any grants of restricted shares, restricted share units, performance awards and other stock-based awards pursuant to which the Participant does not pay the fair market value for such share of Common Stock, measured as of the grant date, is 1,250,000 shares. For purposes of this Section 3, the number of shares of Common Stock to which an award relates shall be counted against the number of shares of Common Stock available under the Plan at the time of grant of the award, unless such number of shares of Common Stock cannot be determined at that time, in which case the number of shares of Common Stock actually distributed pursuant to the award shall be counted against the number of shares of Common Stock available under the Plan at the time of distribution.

If any award under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, or if shares of Common Stock pursuant to an award are forfeited pursuant to restrictions applicable to the award, or if payment is made to the Participant in the form of cash, cash equivalents or other property other than shares of Common Stock, the number of shares subject thereto shall again be available for purposes of the Plan. If the exercise price of an award is paid by delivering to the Corporation shares of Common Stock previously owned by the Participant or if shares of Common Stock are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of shares covered by the award equal to the number of shares so delivered or withheld shall, however, be counted against the number of shares of Common Stock granted and shall not again be available for awards under the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

The maximum aggregate number of shares of Common Stock which shall be available for the grant of stock options and stock appreciation rights to any one individual under the Plan during any calendar year shall be limited to 800,000 shares. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any single Participant under performance awards granted under the Plan for that calendar year of the Performance Period shall be limited to (i) 100,000 shares of Common Stock in the case of performance awards payable in shares of Common Stock and (ii) $3,000,000 in the case of performance awards payable in cash or property (other than shares of Common Stock). In the case of multi-year Performance Periods, the amount which is earned in any one calendar year of the Performance Period is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of shares of Common Stock or the amount earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years. The limitation in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 4

Grant of Stock Options and Stock Appreciation Rights, Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and Other Stock-Based Awards

The Committee shall have authority, in its discretion, (a) to grant “incentive stock options” pursuant to Section 422 of the Code, (b) to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code), (c) to award restricted shares, (d) to award restricted share units, (e) to grant performance awards, (f) to grant other stock-based awards, (g) to grant alternative stock appreciation rights in conjunction with incentive stock options or nonstatutory stock options with the effect provided in Section 5(E) and (h) to grant stock appreciation rights on a stand-alone basis with the effect provided in Section 5(F). Alternative stock appreciation rights granted in conjunction with a stock option may only be granted at the time the stock option is granted. Awards may be granted in tandem or on a stand-alone basis, except for tandem grants as may be prohibited under the Code with respect to incentive stock options.

Notwithstanding any other provision contained in the Plan or in any stock option agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 4, the aggregate fair market value, determined as provided in Section 5(J) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

SECTION 5

Terms and Conditions of Stock Options, Alternative Stock

Appreciation Rights and Stand-Alone Stock Appreciation Rights

Stock options, alternative stock appreciation rights and stand-alone stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A) Purchase Price. The purchase price at which each stock option may be exercised (the “option price”) shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Employee”), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. The purchase price of any stock option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(B) Form of Payment. The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(J), equal to the option price for the shares being purchased; except that any portion of the option price representing a fraction of a share shall in any event be paid in cash, and delivered shares may be subject to terms and conditions imposed by the Committee. Delivery of shares of Common Stock in payment of the exercise price of a stock option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock held through a broker or other agent. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C) Exercisability. Subject to Section 11(B), a stock option granted to an employee or a consultant shall become exercisable at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee. Unless otherwise determined by the Committee and reflected in the stock option agreement with an employee or a consultant, a stock option shall be exercisable from its date of grant. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D) Non-Employee Director Grants. On the first business day following the date an individual, who was not immediately preceding such date a member of the Board, becomes a Non-Employee Director, such Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 10. On the third business day following the day of each annual meeting of the shareholders of the Corporation, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 13,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 10. The Board shall have the authority to reduce, but not to increase, the number of shares covered by any such stock option grants. If the number of shares remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an option for 13,000 shares (or the lesser number determined or the number of adjusted or substituted shares pursuant to Section 10), then each Non-Employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share. Subject to Section 11(B) and Section 5(H), no stock option granted to a Non-Employee Director shall be exercisable by a grantee until the first anniversary of the grant thereof, at which time it shall become exercisable for 25% of the shares covered thereby and shall thereafter be exercisable for an additional 25% of the shares covered thereby on the second anniversary of the grant thereof and shall thereafter be exercisable for the remaining 50% of the shares covered thereby on the third anniversary of the grant thereof, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Subject to Section 5(H) providing for earlier termination of a stock option, any stock option granted to a Non-Employee Director and not exercised in the year eligible shall continue to be exercisable thereafter until the end of the term of such stock option.

Notwithstanding the foregoing provisions of this Section 5(D), a Non-Employee Director shall not be granted a nonstatutory stock option pursuant to this Plan in any year in which the Non-Employee Director has been granted a nonstatutory stock option pursuant to the Corporation’s 2000 Stock Incentive Plan (the “2000 Plan”) in the same year; provided that, in the event that the number of shares covered by the option granted to such Non-Employee Director under the 2000 Plan for such year was less than the number of shares of Common Stock set forth in the preceding paragraph, then such Non-Employee Director shall be granted a nonstatutory stock option pursuant to this Plan for the amount of any such deficiency.

(E) Alternative Stock Appreciation Rights. Stock appreciation rights may be granted in conjunction with a stock option and shall entitle the person exercising the stock appreciation rights to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share times the number of shares covered by the related stock option, or portion thereof, which is surrendered. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares of the Common Stock. Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person who is entitled to exercise the related stock option; provided, however, that stock appreciation rights granted in conjunction with an incentive stock option shall not be exercisable unless the then fair market value of the Common Stock exceeds the option price of the shares subject to the incentive stock option. Cash may be paid in lieu of any fractional shares. The date of exercise of stock appreciation rights shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock appreciation rights shall be considered for all purposes to be the owner of the shares to be received. To the extent that a stock option as to which stock appreciation rights have been granted is exercised, canceled, terminates or expires, the stock appreciation rights shall be canceled.

(F) Stand-Alone Stock Appreciation Rights. Stand-alone stock appreciation rights shall entitle the Participant to receive from the Corporation in exchange therefor that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stand-alone stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the grant price per share of such stand-alone stock appreciation right, which may not be less than 100% of the fair market value per share of the Common Stock on the date of grant of such stock appreciation right, times the number of shares covered by the stand-alone stock appreciation right, or portion thereof, which is exercised. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares of the Common Stock. The date of exercise of stand-alone stock appreciation rights shall be determined under procedures established by the Committee. The term of any stand-alone stock appreciation right may not exceed ten years and the exercise price may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(G) Non-Transferability. No incentive stock option and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, no nonstatutory stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All incentive stock options and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, all nonstatutory stock options shall be exercisable during the lifetime of the grantee only by the grantee. Stock appreciation rights are non-transferable.

(H) Post-termination Exercise Periods. Subject to the provisions of Section 4 in the case of incentive stock options, unless the Committee, in its discretion, shall otherwise determine in the case of grants of stock options or stand-alone stock appreciation rights to employees and consultants:

(i) Employee/Consultant; Voluntary termination with consent, Involuntary termination without cause, Retirement. If the employment or consulting relationship of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Grantee”) is voluntarily terminated with the consent of the Corporation or a Subsidiary or is involuntarily terminated other than for “cause” as determined by the Committee or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding stock option or stand-alone stock appreciation right held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment or consulting relationship) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within three months after the date of termination of employment or consulting relationship, whichever is the shorter period;

(ii) Non-Employee Director; Termination other than resignation, removal for cause or death. If a grantee ceases to be a Non-Employee Director of the Corporation for any reason other than resignation, removal for cause or death, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director) at any time prior to the expiration date of such stock option or within four years after the date the grantee ceases to be a Non-Employee Director, whichever is the shorter period;

(iii) Employee/Consultant; Disabled. If the employment or consulting relationship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stand-alone stock appreciation right of such grantee (whether or not then held by the grantee) shall be exercisable in full (whether or not so exercisable immediately prior to the grantee’s termination of employment or the consulting relationship) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of termination of service, whichever is the shorter period;

(iv) Employee/Consultant; Death during employment or service. Following the death of a grantee during employment or a consulting relationship, any stock option or stand-alone stock appreciation right of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stand-alone stock appreciation right or shall die intestate, by the legal representative of the grantee (or, in the case of a nonstatutory stock option, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of death, whichever is the shorter period;

(v) Non-Employee Director; Death during service. Following the death of a grantee during service as a Non-Employee Director, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within two years after the date of death, whichever is the shorter period;

(vi) Employee/Consultant/Non-Employee Director; Death after termination of employment or service. Following the death of a grantee after termination of employment or a consulting relationship or after ceasing to be a Non-Employee Director and during a period when a stock option or stand-alone stock appreciation right is exercisable, any stock option or stand-alone stock appreciation right of the grantee outstanding at the time of death shall be exercisable (but only to the extent the stock option or stand-alone stock appreciation right was exercisable immediately prior to the death of the grantee) by such person entitled to do so under the Will of the grantee or by such legal representative (or, in the case of a nonstatutory stock option, by such inter vivos transferee) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of death, whichever is the shorter period;

(vii) Employee; Other termination. Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 11(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, involuntary termination other than for “cause”, retirement under any retirement plan of the Corporation or a Subsidiary or death, all stock options and stand-alone stock appreciation rights of the grantee outstanding at the time of such termination of employment (whether or not then held by the grantee) shall automatically terminate;

(viii) Consultant; Other termination. If the consulting relationship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, involuntary termination other than for “cause”, or death, all stock options and stand-alone stock appreciation rights of the grantee outstanding at the time of such termination (whether or not then held by the grantee) shall automatically terminate; and

(ix) Non-Employee Director; Resignation, Removal for cause. Unless otherwise determined by the Board in the case of a resignation, if during his or her term of office as a Non-Employee Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option of the grantee (whether or not then held by the grantee) which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option of the grantee (whether of not then held by the grantee) which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period.

Whether termination of employment or consulting relationship is a voluntary termination with the consent of the Corporation, an involuntary termination with or without cause and whether a grantee is a Disabled Grantee shall be determined, in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding. Retention by the Corporation of a consultant shall terminate when the consultant is notified in writing by the Corporation of the termination of his retention as a consultant.

If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as a Non-Employee Director) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options and stock appreciation rights of the grantee (whether or not such stock options and stock appreciation rights are then held by the grantee); provided, however, that this sentence shall not apply if the exercise period of a stock option and/or stock appreciation right following termination of employment has been extended as provided in Section 11(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(I) Agreement. All stock options and stock appreciation rights shall be confirmed by an agreement, or an amendment thereto, which shall be executed by the Corporation and the grantee.

(J) Fair Market Value. For all purposes under the Plan, fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(J). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(J) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(K) Conditions. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan to employees or consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(I), or an amendment thereto.

SECTION 6

Terms and Conditions of Restricted Shares

Restricted share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6, and time and/or performance-based restrictions), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement by the Corporation and the grantee. The restriction period applicable to restricted shares shall, in the case of a time-based restriction, be not less than three years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.

Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee may deposit share certificates for such restricted shares in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for the restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and, unless otherwise determined by the Committee in its discretion, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the grantee as to which the restrictions have not yet lapsed; provided, however, that this sentence shall not apply if the lapse of the restrictions applicable to the restricted shares has been accelerated as provided in Section 11(D). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 7

Terms and Conditions of Restricted Share Units

Restricted share units shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall state the number of units awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such units while such units are subject to other restrictions imposed under this Section 7 and/or time and performance-based restrictions), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted share units in whole or in part and such other terms and conditions as the Committee, in its discretion, deems appropriate. Restricted share unit awards shall be effective only upon execution of the applicable restricted share unit agreement by the Corporation and the grantee.

Unless otherwise determined by the Committee, each award of restricted share units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Committee, in its discretion, may determine to prescribe:

(A) Payment Date. Except as provided in Section 11(D), the date on which each restricted share unit shall vest and become payable shall be the earlier of:

(i) The third anniversary of the date of the restricted share unit award; or

(ii) The date of termination of the awardee’s employment or consulting relationship with the Corporation or a Subsidiary if, and only if, such termination is by reason of the awardee’s death or disability, as disability is determined under Section 409A of the Code.

Within two and one-half months following the end of the calendar year in which vesting occurs, the Corporation shall either pay to the awardee or his estate in cash an amount equal to the number of restricted share units vested multiplied by the fair market value of a share of the Common Stock on such date or, if so elected by an awardee prior to the time of the award in a manner consistent with Section 409A of the Code, cause such amount to be credited to the awardee’s account under the Corporation’s deferred compensation plan. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in shares of Common Stock or part in cash and part in shares of Common Stock.

(B) Forfeiture. Upon the effective date of a termination of the awardee’s employment or consulting relationship with the Corporation and its Subsidiaries for any reason not specified in Section 7(A)(ii), all restricted share units shall immediately be forfeited to the Corporation with consideration or further action being required of the Corporation.

(C) Dividend Equivalents. If an award of restricted share units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, unless otherwise determined by the Committee, the Corporation or a Subsidiary shall pay to the awardee on or as promptly as practicable following the payment date thereof an amount in cash equal to the per share amount of such dividend multiplied by the number of restricted share units held by the awardee.

SECTION 8

Terms and Conditions of Performance Awards

The Committee is authorized to grant performance awards to Participants on the following terms and conditions:

(A) Right to Payment. A performance award shall represent a right to receive shares of Common Stock, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the award.

(B) Terms of Performance Awards. At the time a performance award is granted, the Committee shall cause to be set forth in the award agreement or otherwise in writing (1) the Performance Goals applicable to the award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(C) Performance Goals. “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals and/or other terms and conditions even if such performance award would not qualify under Section 162(m) of the Code, provided that the Committee identifies the performance award as non-qualifying at the time of award.

(D) Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of a performance award to the Participant, the Committee shall determine in accordance with the terms of the performance award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance awards are not intended to provide for the deferral of compensation, such that payment of performance awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such awards as deferred compensation.

SECTION 9

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of Common Stock, as the Committee in its discretion may determine. In the discretion of the Committee, such other stock-based awards, including shares of Common Stock, or other types of awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary for eligible Participants.

The Committee shall determine the terms and conditions of other stock-based awards. Shares of Common Stock or securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of Common Stock, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the fair market value of such shares of Common Stock or other securities on the date of grant of such purchase right. Delivery of shares of Common Stock or other securities in payment of a purchase right, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the shares of Common Stock or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no shares of Common Stock or other securities will be issued by the Corporation upon exercise of a purchase right, until the Corporation has received payment in full of the exercise price.

SECTION 10

Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, stock appreciation rights, restricted share units, performance awards, or other stock-based awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options, stock appreciation rights, restricted share units, performance awards, or other stock-based awards, the maximum number of shares as to which stock options, stock appreciation rights or performance awards may be granted and as to which shares may be awarded during any calendar year under Section 3, including any sub-limit contained within Section 3, and the number of shares to be issued pursuant to stock options to Non-Employee Directors as provided in Section 5(D), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award, the number and kind of shares of stock or other securities (and in the case of outstanding options, stock appreciation rights, restricted share units, performance awards or other stock-based awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 10, the aggregate option or exercise price for all shares subject to each then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award prior to such adjustment or substitution shall be the aggregate option or exercise price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option or exercise price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares held in escrow or for which any restricted shares held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 10 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

If any such adjustment or substitution provided for in this Section 10 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

In the case of an adjustment in the number of shares of Common Stock set forth in Section 5(D) of the Plan on account of a dividend or other distribution declared upon the Common Stock payable in shares of the Common Stock, the adjustment provided for in the first paragraph of this Section 10 may not be given any or only limited effect with respect to awards subsequent to the date of the adjustment if the Board should determine at the time of such dividend or other distribution that no or a specified limited adjustment would be more appropriate for purposes of the Plan. Similarly, the adjustment provided for in the second paragraph of this Section 10 may be given a specified limited effect if the Board should determine at the time of the transaction otherwise occasioning such adjustment such limited effect would be more appropriate for purposes of the Plan.

SECTION 11

Additional Rights in Certain Events

(A)	Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

(1) The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

(2) Beneficial Ownership shall be determined as provided in Rule 13d-3 under the Exchange Act as in effect on the effective date of the Plan.

(3) “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4) “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

(5) “Section 11 Event” shall mean the date upon which any of the following events occurs:

(a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(b) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and stock appreciation rights and/or to release restrictions on restricted shares and restricted share units with respect to any award, and/or to deem fulfillment of performance goals applicable to performance awards following the making of a Tender Offer to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

(c) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and stock appreciation rights and/or to release restrictions on restricted shares and restricted share units with respect to any award, and/or to deem fulfillment of performance goals applicable to performance awards following the making of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board by any person other than the Corporation; or

(d) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(a), (ii) a grantee is required to be named pursuant Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(b) or (iii) if a grantee is a “participant” as defined in 14a-11 under the Exchange Act (or any successor Rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 5(c), then no Section 11 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B)	Acceleration of the Exercise Date of Stock Options, Stock Appreciation Rights and other purchase rights.

Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan except for Section 11(F), in case any “Section 11 Event” occurs all outstanding stock options, stock appreciation rights and other awards pursuant to which the Participant may have exercise rights which are restricted or limited (other than those held by a person referred to in the proviso to Section 11(A)(5)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C)	Exercise Period of Stock Options, Stock Appreciation Rights and other purchase rights.

Subject to the provisions of Section 4 in the case of incentive stock options and to the extent any stock options, stock appreciation rights or other purchase rights are exercisable on the date of the grantee’s termination of employment, unless the agreement referred to in Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan except for Section 11(F), all stock options, stock appreciation rights or other purchase rights held by a grantee (other than a grantee referred to in the proviso to Section 11(A)(5)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option, stock appreciation rights or other purchase rights.

(D)	Lapse of Restrictions on Restricted Share Awards and Restricted Share Unit Awards.

If any “Section 11 Event” occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards and restricted share unit awards under the Plan (other than those held by a person referred to in the proviso to Section 11(A)(5)), then unless the agreement referred to in either Section 6 or Section 7, or an amendment thereto, shall otherwise provide, all such restrictions shall lapse upon the occurrence of any such “Section 11 Event” regardless of the scheduled lapse of such restrictions.

(E)	Deemed Achievement of Performance Goals.

If any “Section 11 Event” occurs prior to the end of any Performance Period, all performance criteria and other conditions to payment of performance and other awards under which payments of cash, shares of Common Stock or other property are subject to performance conditions shall be deemed to be achieved or fulfilled and shall be waived by the Corporation.

(F)	Limitation.

Notwithstanding the foregoing Sections 11(B), (C), (D) and (E), the Committee may condition the acceleration, extension of exercise period, lapse of restrictions and/or deemed achievement of performance goals upon the occurrence of a change in ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation as determined under Section 409A of the Code.

SECTION 12

Effect of the Plan on the Rights of Participants and the Corporation

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee, consultant or Non-Employee Director any right to be granted a stock option or stock appreciation right or to be awarded restricted shares, restricted share units, performance awards or other stock-based awards under the Plan. Nothing in the Plan, in any stock option, or stock appreciation rights granted under the Plan, in any restricted share award, restricted share unit, performance award or other stock-based award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or any consultant or Non-Employee Director to continue as a consultant or Non-Employee Director of the Corporation or a Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee or relationship with a consultant at any time or with the rights of the shareholders of the Corporation or the Board to elect and remove Non-Employee Directors.

SECTION 13

Amendment

The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive incentive stock options under the Plan, (b) to increase the number of shares with respect to which incentive stock options may be granted under the Plan or (2) if shareholder approval of the amendment is at the time required (a) by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or (b) for stock options, stock appreciation rights and performance awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, stock appreciation right or restricted shares, restricted share units, performance awards or other stock-based awards theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto; except that the Corporation may amend this Plan from time to time without the consent of any Participant to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to the Participant.

SECTION 14

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be August 25, 2005, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to August 24, 2006 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No stock option or stock appreciation right granted under the Plan may be exercised, and no restricted shares, restricted share units, performance awards or other stock-based awards may be awarded until after such approval. No stock option or stock appreciation rights may be granted and no restricted shares, restricted share units, performance awards or other stock-based awards may be awarded under the Plan subsequent to August 24, 2015. Absent additional shareholder approval, no performance award may be granted under the Plan subsequent to the Corporation’s annual meeting of shareholders in 2010.

SECTION 15

Withholding

To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Corporation shall not be required to issue any shares of Common Stock or make any cash or other payment under the Plan until such obligations are satisfied.

The Corporation is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of shares of Common Stock, amounts of withholding taxes due with respect to an award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Common Stock, awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

SECTION 16

Miscellaneous

(A) Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

(B) Foreign Plan Requirements. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules and/or sub-plans applicable to awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.